SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100 Dallas, Texas (Address of principal executive offices)	75219 (Zip code)

(214) 432-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5. Other Events and Required FD Disclosure.

Exhibit
Number	Description

99.1	Press Release dated July 28, 2004

     On July 28, 2004, Eagle Materials Inc., a Delaware corporation (the “Corporation”), announced that its Board of Directors has authorized the repurchase of an additional 1,800,000 shares of common stock raising its current authorization to approximately 2,000,000 shares. A copy of the Corporation's press release announcing these results is attached as Exhibit 99.1 hereto and is incorporated in this Item 5 in its entirety by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: July 29, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 28, 2004.